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                                                                   EXHIBIT 10.15

                                    AGREEMENT

                  AGREEMENT, made as the 3rd day of December, 1996, between Daniel Dror ("Dror") and Microtel International, Inc. (the "Company").

                  WHEREAS, Dror was the Chairman and Chief Executive Officer of the Company through November 15, 1996, at which time he resigned all positions which he held as an officer or director of the Company; and

                  WHEREAS, the Company wishes to recognize Mr. Dror's significant contributions to the Company since January 1994, his exemplary services as Chairman and Chief Executive Officer, his numerous financial contributions to the Company and his forbearance of salary and reimbursement of expenses at various times during his tenure with the Company; and

                  WHEREAS, the Company and Dror wish to rescind the Initial Agreement as of the date hereof and provide for the agreement set forth below in order to improve (i) the impact upon the Company's financial reporting of the transaction, and (ii) the terms of the transaction from the perspective of the Company's stockholders.

                  NOW THEREFORE, IN CONSIDERATION OF THE FOREGOING;

         1. DELIVERIES BY THE COMPANY (i) The Company will issue to Dror or his designee, as of the date hereof, an option exercisable to purchase 250,000 shares of the Company's common stock at a price of $2.375 per share (the "New Option"). Such New Option shall be exercisable for a period of five years from the date hereof, but none of the New Options shall be exercisable until the promissory note set forth in Section 3 hereof is paid in full.

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Furthermore, such New Option shall be granted unlimited "piggy-back"
registration rights, as more fully set forth in the form of the New Option which is attached hereto as Exhibit 1.

                  (ii) The option currently outstanding granting Dror the right to purchase 25,000 shares of the Company's common stock at $3.125 per share shall be restated and modified as of the date hereof to extend the expiration of the option to be exercisable for a period of three years from the date hereof (the "Old Option"). Furthermore, such Old Option shall be granted unlimited "piggy-back" registration rights, as more fully set forth in the form of the restated Old Option which is attached hereto as Exhibit 2.

                  (iii) The Company shall deliver to Dror or his designee an option exercisable for a period of three years to purchase 300,000 shares of the Company's common stock at a price of $.01 per share. If the Company at any time proposes to register any of its securities under the Securities Act of 1933, as amended (the "1933 Act")(other than pursuant to Form S-8 or other comparable form), the Company shall include the foregoing share of common stock in such registration. The Company shall at such time give prompt written notice to Dror of its intention to effect such registration and of Dror's rights under such proposed registration, and upon the request of Dror delivered to the Company within twenty (20) days after giving of such notice (which request shall specify the number of shares of common stock intended to be disposed of by such Dror), the Company shall include such shares of common stock held by Dror requested to be included in such registration; provided, however, that if, at any time after giving such written notice of the Company's intention to register any of Dror's shares of common stock and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any


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reason not to proceed with such registration statement, the Company may give written notice of such determination to Dror and thereupon shall be relieved of its obligation to register such shares of common stock (but not from its obligation to pay registration expenses in connection therewith or to register the Registerable Securities in a subsequent registration).

                  All expenses incurred in any registration of Dror's common stock under this Agreement shall be paid by the Company, including, without limitation, printing expenses, fees and disbursements of counsel for the Company, all registration and filing fees for Dror's common stock under federal and State securities laws, and expenses of complying with the securities or blue sky laws of any jurisdiction in which Dror reasonably requests the registration of his common stock; provided, however, the Company shall not be liable for (a) any discounts or commissions to any underwriter; (b) any stock transfer taxes incurred; or (c) the fees and expenses of counsel for Dror, provided that the Company will pay the costs and expenses of Company counsel.

         2. ASSUMPTION OF CAR PAYMENTS. The Company hereby grants Dror the right to assume all the payment obligations and all rights and obligations with respect thereto for the 1995 BMW automobile currently financed and paid by the Company for Dror's use (the "Financing"). If Dror does not assume the financing by January 15, 1997, he shall return the automobile to the Company without further rights or obligations.

         3. EVIDENCE OF INDEBTEDNESS. Dror is indebted to the Company (in the approximate amount of $211,000 as of November 15, 1996, which indebtedness arose in connection with the payment of his personal business expenses by the Company which expenses he subsequently agreed to repay to the Company. Such debt shall be evidenced by a promissory


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note repayable in five annual installments, commencing one year from the date hereof, without interest. Such promissory note, substantially in the form of
Exhibit 3 attached hereto, may be repaid by the cancellation of any options for the purchase of the Company's common stock issued to Dror or his designee. The amount credited for the cancellation of options shall be an amount equal to the difference between the exercise price of the options cancelled and the highest "ask" price of the Company's common stock on the day of cancellation, but in no event less than $.50 per option.

         4. CONSULTING SERVICES. Dror will, at the Company's request, consult on the business and operations of the Company with the Board of Directors and senior management of the Company until the earlier of (i) 60 days, or (ii) the consummation of a business transaction with XCEL Corporation. Such consultation shall occur by telephonic or in person meetings at times and places mutually acceptable to Dror and the Company.

         5. RELEASE OF LIABILITY BY DROR. Intending to be legally bound for himself and his assigns and successors, Dror does hereby relieve, release and forever discharge the Company, its subsidiaries, affiliates and related companies, the stockholders, officers, directors, representatives, servants, agents and employees of the Company, their subsidiaries, affiliates and related companies, and all of their respective successors, assigns, heirs and personal representatives (the foregoing, collectively the "Company Parties"), of and from any and all liabilities, obligations or debts which Dror may have from or against the Company Parties, except for any rights, liabilities or obligations which arise from or out of this Agreement or the options provided for herein or any other securities of the Company outstanding in favor of Dror.

         6. RELEASE OF LIABILITY BY THE COMPANY. Intending to be legally bound for itself and


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its assigns and successors, the Company does hereby relieve, release and forever discharge Dror, his affiliates and related companies, the stockholders, officers, directors, representatives, servants, agents and employees of any of such companies (including Daniel Dror & Company, Inc.), their subsidiaries, affiliates and related companies, and all of their respective successors, assigns, heirs and personal representatives (the foregoing, collectively the "Dror Parties"), of and from any and all liabilities, obligations or debts which the Company may have from or against the Dror Parties, except for any rights, liabilities or obligations which arise from or out of this Agreement or the options provided for herein, or any other securities of the Company outstanding in favor of Dror.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as the date first written above.

                                             MICROTEL INTERNATIONAL, INC.

 /s/ Daniel Dror                        By:  /s/ Jack Talan
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Daniel Dror                                  Jack Talan, Chairman


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